UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2023

NOVATION COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9229 Ward Parkway, Suite 340, Kansas City, MO 64114

(Address of principal executive offices) (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 16, 2023, Boulay PLLP (“Boulay”) resigned as the independent registered public accounting firm of Novation Companies, Inc. (the “Company”).

Boulay did not provide a report on the Company’s financial statements as of and for the fiscal year ended December 31, 2021, and Boulay’s report on the Company’s financial statements as of and for the fiscal year ended December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2021 and December 31, 2020, and in the subsequent interim period through January 16, 2023, (i) there were no disagreements with Boulay on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Boulay’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such periods and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Boulay with a copy of the foregoing disclosures and requested that Boulay furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Boulay agrees with the above statements made by the Company and, if not, stating the respects in which it does not agree. Boulay’s letter provided in response to such request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Boulay PLLP dated January 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

Date: January 20, 2023	/s/ Michael Wyse
Name: Michael Wyse Title: Chief Restructuring Officer